CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.
Engine Lease Agreement
This Engine Lease Agreement (“Agreement”) is made as of November 22, 2019 between Wells Fargo Trust Company, National Association, not in its individual capacity but solely as owner trustee (“Lessor”) and Sun Country, Inc. d/b/a Sun Country Airlines (“Lessee”). It refers to and incorporates the terms of IATA Document No. 5016-01 (Master Short-Term Engine Lease Agreement, 2012 Revision) (“Master Agreement”).
This Agreement modifies the Master Agreement, and, as so modified, constitutes a single contract applicable to the leasing of the Engine (defined below), as contemplated by 2.1.2 of the Master Agreement.
Part I – Referenced Provisions
For purposes of the Master Agreement (“N/A” denotes non-applicability):

1. Engine (clause 2.3.1(i); annex 1, definition)
“Engine” means one (1) CFM International Inc. model CFM56-7B22 aircraft engine bearing manufacturer’s serial number 889728, with all accessories and in fully QEC’d configuration (including but not limited to, inlet cowl, exhaust nozzle, hydraulic pump and integrated drive generator) as defined by the B737 Powerplant Buildup Manual (Boeing Document D633A106), together with a new engine stand and the Engine Documentation for such Engine.
2A+B. Engine Flight Hours (2A) and Engine Flight Cycles (2B) /Since Last Overhaul (clause 2.3.1(ii); Annex 1, Definitions) N/A
3A+B. Additional Conditions Precedent to Lessee’s Obligations (clause 2.3.1(iii)) (3A) and to Lessor’s Obligations (clause 2.3.3) (3B)
3A The Prior Lease shall be terminated.
3B The Prior Lease shall be terminated.
4. Conditions Precedent Time Period (clause 2.3.2) N/A
5. Commencement Date (clause 2.4.1; annex 1, definition) The date evidenced in the dated and executed Acceptance Certificate, in the form as per Appendix A.	6. Acceptance Certificate (clause 2.4.2; annex 1, definition) Required prior to Commencement Date and as per Appendix A (Acceptance Certificate).
7. Deposit and/or Letter of Credit (clause 3.1) N/A
8. Rent (clause 3.2; annex 1, definition)
“Rent” for the Engine during the Term of the Lease shall be payable in consecutive monthly installments, in advance of $[ ] on each Rent Payment Date. If a rent period does not constitute the duration of the entire applicable month, the Rent for such period shall be prorated on the basis of a thirty (30) day month.

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9. Rent Payment Date (clause 3.2; annex 1, definition)
“Rent Payment Date” means, for the first payment of Rent, the Commencement Date and during the remainder of the Term, the date numerically corresponding to the Commencement Date in each calendar month thereafter before the Final Date, and if such numerically corresponding date does not occur in any particular calendar month, then the Rent Payment Date for that calendar month shall fall on the last Business Day of that calendar month.

10. Default Rate (clause 3.5; annex 1, definition)
Interest at the rate per annum equal to two percent (2%) plus the prime rate of interest as publicly quoted by JPMorgan Chase Bank, New York, New York, or its successor, subject to the maximum rate permitted by Applicable Laws.

11. Agreed Currency (clause 3.7.2; annex 1, definition) U.S. Dollars.
12. Payment Account (clause 3.7.2; annex 1, definition)
Correspondent Bank: Old National Bank
Address:  25 W. Main Street
                                           Madison, WI 53703
ABA#:   [ ]
SWIFT:   [ ]
Account Name: Contrail Aviation Support,
                                          LLC
Account Number: [ ]
Reference:  ESN 889728

13. Engine Documentation (clause 4.2.1(i)) The Engine Documentation listed in Annex 2 to Appendix A (Acceptance Certificate) attached hereto.	14. Engine Reports - Other Information (clause 4.2.4(ii)) N/A
15. Engine Installation/Removal Notification Requirements (clause 4.2.6)
Lessee shall notify Lessor, on the date of installation or removal of the Engine, of the aircraft tail number and position, if installed, or of the location of the Engine, if removed.
16. Certain Lessee Obligations Concerning Indemnitees (clause 4.4.6) N/A
17. Consequences of Partial Loss (clause 7.2.1(ii)) Engine continues to be subject to and leased under this Agreement.	18 Stipulated Amount (clause 7.3.1; annex 1, definition) $[ ].
19 .Reinsurance (clause 8.1) N/A
20. Redelivery Location (clause 11.1(i); annex 1, definition)
Lessee to purchase Engine at end of Term per Part II, clause E of this Agreement. In the event that Lessee fails to purchase the Engine in accordance with such Part II, clause E, Lessee shall redeliver the Engine to Lessor at Marana, Arizona.

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21. Redelivery-additional requirement (clause 11.1(ii))
In the event that Lessee fails to purchase the Engine in accordance with Part II, clause E of this Agreement, the Engine Package shall be redelivered to Lessor at the Redelivery Location and shall have installed on the Engine all accessories, appurtenances, appliances, parts and other items of equipment installed thereon on the Commencement Date. The Engine shall be fully serviceable with a FAA 8130-3. The Engine shall not be on-watch or subject to any reduced interval or repeat inspections. For the avoidance of doubt, all obligations of Lessee hereunder shall continue in full force and effect until Lessor notifies Lessee that the Engine Package has been returned in compliance herewith.
22. Final Inspection–other tests (clause 11.3.1(ii)) N/A
23. Redelivery–Additional Documentation (clause 11.4(viii)) N/A
24. Transportation – supplemental requirements (clause 11.5)
Manufacturer’s published engine transportation manual, specifications/recommendations, including proper equipment tie-down and use of air-ride or air cushion suspension vehicles. On any given shipment, such truck will be dedicated solely to the Engine belonging to Lessor; except that additional items may be transported on such truck, provided that (a) the Engine can and will be off-loaded by Lessor at the Redelivery Location without disturbing any of the additional items and (b) Lessee or its shipper will not handle or reposition any of the additional items on such truck either while the Engine is in transit or when it arrives at the Redelivery Location. Lessor will invoice and Lessee agrees to pay for the cost of inspections and repairs to the Engine and/or transportation stand resulting from the improper movement or transportation of the Engine and/or transportation stand.

25. Additional Amounts – Term Extension (clause 11.6.2) Rent for any period beyond the Scheduled Final Date shall be payable at a daily rate equal to $[ ].	26. Differing Period (clause 14.1(i)) Five (5) Business Days.
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27. Notices (clause 17.5)
All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally, when telexed or telecopied, or if deposited in the United States mail, when received, addressed as follows:
If to Lessee:
Sun Country, Inc. d/b/a Sun Country Airlines
2005 Cargo Road
Minneapolis, MN 55450

Attention: General Counsel
If to Lessor:
Wells Fargo Trust Company, N.A., as owner trustee
299 South Main Street, 5th Floor
MAC: U-1228-051
Salt Lake City, UT 84111

Attention: Corporate Trust
Fax: (801) 246-7142
If to Owner Participant:
Contrail Aviation Leasing, LLC
435 Investment Court
Verona, Wisconsin 53593

Attention: Joe Kuhn
Fax: (808) 848-8101
Email: joe@contrail.com

28. Contracting by Fax/Electronic Writing (clause 17.6)
This Agreement may be executed and delivered by electronic mail to the addresses for Notices set out in Part I, point 27 of this Agreement. If this Agreement is executed and delivered by electronic mail, then the parties shall execute four (4) original counterparts of this Agreement bearing its signature via an established courier service, marked for earliest possible delivery.

29. Governing Law (clause 16.7)
Laws of the State of New York applicable to contracts made and to be performed entirely within such state without regard for conflict of law principles (other than the provisions of Section 5-1401 of the General Obligations Law of the State of New York).

30. Nonexclusive Jurisdiction (clause 16.8.1(i))
The parties submit to the non-exclusive jurisdiction of any court of the New York State Courts or of any Federal court of the United States of America located in New York, New York, located in the Borough of Manhattan, United States of America.

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31. Additional Indemnitees (annex 1, definition) (for use, inter alia, in definition of “Indemnitees”)
Contrail Aviation Leasing, LLC; Sapphire Finance I Holding Designated Activity Company; Avolon Aerospace Leasing Limited; Wells Fargo Bank, N.A.; CIT Aerospace International; Glencar Investments VI Designated Activity Company; Sapphire Aviation I Limited; Sapphire Aviation Finance I (US) LLC; Phoenix American Financial Services; Contrail Aviation Support, LLC; Old National Bank; and their respective successors and permitted assigns and their respective affiliates, officers, directors, managers, employees, agents, partners and shareholders or members of the ownership structure of the Engine howsoever denominated.

32. Business Day (annex 1, definition)
“Business Day” means any day other than a Saturday, Sunday or day on which commercial banking institutions in New York, New York are authorized by law to be closed.

33. Use Fee Amount (Cycle) (annex 1, definition) (for use in definition of “Use Fees (Cycle)” N/A	34. Use Fee Amount (Flight Hour) (annex 1 definition) (for use in definition of “Use Fees (Flight Hours)”) N/A
35. Scheduled Final Date (annex 1, definition (for use in definition of “Final Date”) January 6, 2020.	36. Principal Taxation Jurisdictions (annex 1, definition) (for use in definition of “Lessor Tax”) United States of America.
37. Calculation Discount Rate (annex 1, definition (for use in definition of Termination Damage Amount)) N/A	38. Threshold Amount (annex 1, definition) $[ ].
39. Required Liability Amount (annex 4, clause 4) $[ ].	40. Deductibles (annex 4, clause 8) $[ ].

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Part II – Other Modification to Master Agreement
As regards this Lease Agreement, the Master Agreement is further modified as follows:
A.A new clause 2.1.5 is added to the Master Agreement as follows:
“Lessor previously leased the Engine to Lessee pursuant to an Aircraft Lease Agreement dated as of January 14, 2009 between C.I.T. Leasing Corporation, as lessor, and Lessee, 2009, as supplemented by that certain Lease Supplement dated as of January 30, 2009, as amended by that certain Amendment Number One to Aircraft Lease Agreement dated as of November 30, 2011, as further amended by that certain Amendment Number Two to Aircraft Lease Agreement dated as of October 15, 2013, as further amended by that certain Amendment Number Three to Aircraft Lease Agreement dated as of June 9, 2015, as further assigned, assumed and amended by that certain Assignment, Assumption and Amendment Agreement dated as of August 22, 2016 among C.I.T. Leasing Corporation, as assignor, Lessor, as assignee, and Lessee, as further amended by that certain Amendment Number Four to Aircraft Lease Agreement dated as of February 23, 2018, as further amended by that certain Amendment Number Five to Aircraft Lease Agreement dated as of June 20, 2019, and as further amended by that certain Notice of Beneficial Interest Transfer dated July 26, 2019 (as further amended, modified and supplemented from time to time, the “Prior Lease”). Lessor and Lessee agree that this Agreement is intended to effectuate the continuous lease of the Engine by Lessee until such time as either (i) Lessee purchases the Engine from Lessor hereunder or (ii) in the event that Lessee fails to purchase the Engine from Lessor hereunder, Lessee redelivers the Engine to Lessor in accordance with the terms hereunder.”
B.A new clause 4.4.9 shall be added to the Master Agreement as follows:
“Subject to Lessee’s compliance with clause 4.4.4 of the Master Agreement, Lessee shall not install the Engine on an aircraft for which (i) the terms of the lease agreement for such aircraft provide that, or the operations of such aircraft or its operator may result in, title to the Engine automatically transferring to the lessor or owner or operator of such aircraft, or (ii) title to the Engine shall, or may reasonably be expected to, transfer to any person for any reason whatsoever, by virtue of or in connection with the Engine’s installation upon such aircraft.”
C.The last paragraph of clause 13.1.1 of the Master Agreement shall be amended by adding a new subclause (c) as follows:
“, or (c) require Lessee to consummate the End of Term Purchase at an earlier time to be agreed between Lessor and Lessee.”
D.The following clauses in the Master Agreement shall be deleted in their entirety: 3.1, 3.3, 4.2.4, 15.2(iii), 12, 17.12 and 17.5(iv).
E.A new clause 18 shall be added to the Master Agreement as follows:
“18.  END OF TERM PURCHASE
At the end of the Term (or such earlier date as notified by Lessee to Lessor), provided that at the time of closing the End of Term Purchase no Event of Default has occurred and is continuing and no Total Loss has occurred, the Lessee shall purchase the Engine from the Lessor (the “End of Term Purchase”) for the Purchase Price less the Purchase Deposit already received. The Lessor acknowledges receipt of the Purchase Deposit as of the date of this Agreement. Lessee confirms, acknowledges and agrees that the Purchase Deposit is nonrefundable and once paid by Lessee to Lessor, the Purchase Deposit becomes, is and shall be the sole and exclusive property of Lessor
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and Lessee hereby disclaims any and all right, title and interest in all or any part of the Purchase Deposit.
Following receipt of the Purchase Price (as adjusted) by Lessor, title to the Engine will transfer to Lessee (“Closing”) on the following terms:
a.Lessor shall procure the transfer of legal and beneficial title to the Engine free from any Lien created by or through the Lessor or the Owner Participant, but subject to and with the benefit of this Agreement and any Liens permitted under this Agreement (or which are otherwise the responsibility of the Lessee), by delivering a bill of sale duly executed by the Lessor and Owner Participant to the Lessee.
b.Transfer of title to the Lessee shall be on an “as is, where is” and “WITH ALL FAULTS” basis, and the Lessor shall not give, and the Lessee shall have no recourse to the Lessor or the Owner Participant in respect of, any covenants, warranties, guarantees or representations, express or implied, arising by law or otherwise, with respect to the Engine, other than that the Engine will be free from any Liens created by or through the Lessor or the Owner Participant, but subject to and with the benefit of this Agreement and any Liens permitted under this Agreement (or which are otherwise the responsibility of the Lessee).
c.The Lessee irrevocably waives (as far as it may do so under any applicable law) any claim that it may, or may in the future, have against the Lessor in respect of any Losses or Taxes caused directly or indirectly by the Engine, its use or performance following transfer of title to Lessee.
d.The Lessee shall be responsible for any Taxes assessed on such title transfer and shall indemnify the Lessor and each other Indemnitee on demand from and against any such Taxes provided however that nothing herein shall oblige the Lessee to pay or indemnify any Indemnitee against any Taxes (including fines, penalties, surcharges or interest in connection therewith) charged on such Indemnitee’s income, profits or gains assessed in its state of incorporation or tax residence or any Taxes imposed due to such Indemnitee’s gross negligence or willful misconduct. At the time of title transfer, the Engine shall be at a location mutually agreed between the Lessor and the Lessee and both parties shall cooperate to the extent they may lawfully do so to minimize costs.
e.In the event that, at the end of the Term, the Engine is not in an acceptable closing jurisdiction (as reasonably determined by either the Lessor or the Lessee and notified to the other), the Closing will occur on the first date thereafter when the Engine is in an acceptable closing jurisdiction.
f.Effective as of Closing, the Lessee shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on a net after-Taxes basis, any and all expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with a claim, injury or harm to a third party that arises or is incurred after Closing and which arise out of or related to the use, ownership, service, testing, maintenance, repair, airworthiness, possession, operation, control, storage, leasing, subleasing, mortgaging, disposition or condition of the Engine; provided that the foregoing indemnity shall not apply to any such expenses to the extent arising from the bad faith, gross negligence or willful misconduct of any Indemnitee.
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g.For a period of two years following the transfer of title in the Engine to the Lessee, the Lessee will cause the Lessor and each Indemnitee to be named as additional named insureds, with all its provisions, except the limits of liability, operating as if there were a separate policy covering each of such parties, on liability insurance covering the Engine meeting the requirements of clause 8 of the Master Agreement. Prior to the transfer of title in the Engine to the Lessee, the Lessee will provide the Lessor a certificate of insurance to Lessor evidencing such coverage.
h.Lessee shall not lease or sell the Engine to any entity which is incorporated or operates in a Restricted Country.
Upon Closing, the leasing of the Engine (and the Lessee’s obligation to redeliver the Engine to the Lessor) pursuant to this Agreement shall terminate. For the avoidance of doubt, should the Lessee not exercise the End of Term Purchase in accordance with the timelines above, the leasing of the Aircraft shall continue in accordance with the provisions of this Agreement. Any purchase of the Aircraft before or after the contracted End of Term Purchase will be subject to good faith negotiations between Lessor and Lessee provided that nothing herein shall oblige either party to enter into any transaction which such party considers, in its sole discretion, is not in its best interest.
For purposes of this clause 18, the following terms shall have the meanings set forth below:
a.“Losses” means any, fees, costs, expenses, payments, charges, losses, demands, liabilities, claims, actions, proceedings, penalties, fines, damages, judgments, orders or other sanctions.
b.“Owner Participant” means Contrail Aviation Leasing, LLC.
c.“Purchase Deposit” means $[ ].
d.“Purchase Price” means $[ ].
e.“Restricted Country” means any state, country or jurisdiction which is subject to any United Nations Security Council Resolution, European Union Decision or United States or other Trade Laws which would have the effect of prohibiting the sale, lease, charter, or flight of the Engine to, from, or over such state, country or jurisdiction or otherwise cause the Lessor, Lessee or Owner Participant to be in contravention of any Trade Laws to which such party is subject; (b) any country in which flights to, from or over are not covered under the insurances required to be maintained by the Lessee pursuant to this Agreement; (c) any country which the Lessor determines now or in the future due to a change in law or circumstances that flights of the Engine to, from, or over would materially prejudice the Lessor’s ability to repossess the Engine, or enforce the remedies or realize the benefit of the Permitted Liens and rights established under this Agreement.
f.“Trade Laws” means all economic or trade sanctions and export control laws applicable to the Owner Participant, Lessor and the Lessee, the State of Registration, the country of manufacturer of the Engine (which shall include the United States), including but not limited to all applicable provisions of (a) any United Nations Security Council Resolutions imposing sanctions, (b) any sanctions or restrictive measures imposed by European Union Council decision or regulation promulgated thereunder (c) United States export control and economic sanctions laws including without limitation, (i) the Export Administration Regulations, 15 C.F.R. §§ 730 et. seq. and (ii) the regulations administered by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”), 31 C.F.R. §§ 501 et. seq.
F.Annex 3 is amended and restated in its entirety as set forth in Appendix B hereto.
Part III – Appendix
Appendix A hereto is the form of Acceptance Certificate, the execution of which, as contemplated by point 6 above, effects or evidences Lessee’s acceptance of the Engine hereunder.
[Remainder of Page Left Blank; Signature Pages Follow]
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IN WITNESS whereof, Parties have executed this Engine Lease Agreement on the respective dates specified below.

Wells Fargo Trust Company, National Association, not in its individual capacity but solely as owner trustee, as Lessor	Sun Country, Inc. d/b/a Sun Country Airlines, as Lessee
By: /s/ Hillary Pavia	By: /s/ Jude Bricker
Name: Hillary Pavia	Name: Jude Bricker
Title: Vice President	Title: CEO
Date:	Date: November 22, 2019

[Engine Lease Agreement (ESN 889728)]

Acceptance Certificate

Wells Fargo Trust Company, National Association, not in its individual capacity but solely as owner trustee Re: Acceptance of Engine Package
Dear Sir/Madam,

Reference is made to the Engine Lease Agreement between you (“Lessor”) and us (“Lessee”) dated November 21, 2019 (“Engine Lease Agreement”) regarding the leasing by Lessee of one (1) CFM International Inc. model CFM56-7B22 aircraft engine bearing manufacturer’s serial number 889728 (“Engine”). Terms used herein without definition have the meanings assigned in the Engine Lease Agreement.

Lessee hereby confirms to Lessor that:
i.on November 22, 2019 at 2:00 p.m. CST at Texas , Lessee accepted delivery of the

Engine, as described in Part I, point 1 of the Engine Lease Agreement and the Engine Documentation, as described in
Part I, point 13 of the Engine Lease Agreement;

ii.annex 1 hereto lists all Parts and annex 2 lists all Engine Documentation so received by Lessee; and

iii.the Engine Documentation confirms the Engine Flight Hours and Engine Flight Cycle information and data summarized on annex 3 hereto.

[Remainder of Page Left Blank; Signature Page Follows]

[Engine Lease Agreement (ESN 889728)]

SUN COUNTRY, INC.,
D/B/A SUN COUNTRY AIRLINES
By: /s/ Jude Bricker
Name: Jude Bricker
Title: CEO

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[Engine Lease Agreement (ESN 889728)]

Annex 1 – Parts

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ANNEX 1 - PARTS

PN	SN	Description
10-631045-2	UNJA4480	IGNITION EXCITER
10-631045-2	UNJA5247	IGNITION EXCITER
107484-7	9450	REGULATOR - HIGH STAGE
107492-6	2140C	REGULATOR ASSY - BLEED AIR
11-841193-4	YY083079-9	HEAT EXCHANGER - OIL FUEL MAIN
1211313-010	DLH75174	ACTUATOR - VAR STATOR
1211313-010	MT285	ACTUATOR - VAR STATOR
1226400	YU024369-0	ACTUATOR - VBV
1226400	YU117534	ACTUATOR - VBV
144-186-000-011	EM584423-B	SENSOR - VIB BRG 1
1853M33P06	LMDN6232	CONTROL UNIT - ELECTRONIC (NON-PMUX) (ECU/EEC)
21SN41-52	B042274A	SWITCH - THERMAL ANTI-ICE PRESSURE
310A2020-10	NODP88214	MOUNT ASSY
310A2030-11	B2313	MOUNT ASSY - SAC
320-549-004-0	YJ194850-5	SENSOR - N2 SPEED
320-862-401-0	YJ187143-9	SENSOR - N1 SPEED
3202222-1	6846	VALVE - BLEED
320548-2	5634	VALVE ASSY - GND WING TAI TEMP SOL.
3214446-4	16051	VALVE ASSY - HIGH STAGE
3214552-5	7142	VALVE ASSY - PRESSURE REGULATOR AND SHUTOFF
3215618-4	699C	VALVE ASSY - COWL THRM ANTI-ICE
3289562-5	15930	VALVE - PRECOOLER
3289630-2	12216	VALVE ASSY - STARTER
3291186-6	GRTV6364	VALVE - TURBINE CLEARANCE CONT
3291390-3	GRTT0839	VALVE - AIR TRANSIENT BLEED
340-046-508-0	WQ5225	GEARBOX ASSY - ACCESS NO.6 CONST SPEED DRIVE, NO.7 INTERMEDIATE OIL FILTER & NO.8 HYDR PUMP REMOVAL
340-166-206-0	DB169953	FRAME - REAR LPT
340-403-802-0	YT012372	TANK - OIL
3505945-9	DL3	STARTER - AIR TURBINE
41F1005	YT006099	UNIT - LUBE
41F9003	MA401849	FILTER - OIL SCAV
442369	BAMW2332MFR	UNIT - HYDROMECHANICAL
45731-1382	YB018559	HEATER - SERVO FUEL
45731-1393	YB911036-6	COOLER - IDG OIL
505344-1	R487F	ROTOR - ALTERNATOR - MUST BE MATCHED WITH POST SB 73-0134 STATOR PN 506569-1 OR HIGHER
6237M118A	YT031447-J	SENSOR - VIB FFCC
66087	660874317	PUMP ASSY
761574B	1811	GENERATOR ASSY - INTEGRATED DRIVE
828300-5	YA012443-R	PUMP - FUEL MAIN
87006-9	HTL15474	STATOR - ALTERNATOR MUST BE MATCHED WITH ROTOR 85465-2
8TC19AAN1	GDBR988G	SENSOR - TEMP CPRSR DISCH
8TJ146CFA1	YE012397-0	SENSOR - OIL LVL
8TJ167GHM1	GDB5547M	TRANSMITTER - FUEL FLOW
902016-01	3482	DETECTOR ASSY - LOWER FAN
902018-01	3157	DETECTOR ASSY - RIGHT CORE
902862	3148	DETECTOR ASSY - LEFT CORE
902864	2385	DETECTOR ASSY - UPPER FAN
9059110-1	KU1972	LEAD - IGNITION
9059110-1	UNJ65661	LEAD - IGNITION
APTE8A20007BARI	K-131147	SENSOR - OPRS
C24937001-1	YR011584-M	VALVE - LPTACC
QA07995	RC3-6035	SWITCH - FUEL DIFF PRESSURE (ISS3)
RP236-00	YC067351	PROBE - PT25
RP238-00	YC097583	PROBE - OIL TEMP
TC296-03	YC505170-9	PROBE - T49.5
TC296-03	YC507624-G	PROBE - T49.5
TC296-04	YC076848-LR	PROBE - T49.5
TC296-04	YC077236-WR	PROBE - T49.5
UA538551-3	13306R	COOLER - INTEGRATED DRIVE GENERATOR
41F3003	YT017271	VALVE - ANTI SIPHON
314-2100-2	344001	Intake Cowl
3227B	M333720-2	DAE Engine Stand, base and cradel

Annex 2 – Engine Documentation

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Annex 2 – Engine Documentation ESN 889728
2008 Shop Visit Package – Hard Copy

2013 Shop Visit Package – Hard Copy

Sun Country Airlines files:

Task Cards

Airworthiness Directives

Engineering Orders

Log Books

Boeing Engine Brochure

G-EZJI Bridging book

Annex 3 – Flight Hour and Flight Cycle Hours

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ANNEX 3 - Flight Hour and Flight Cycle Hours      Print Date: 11/22/2019
Page: 1 of 2
PART NUMBER: CFM56-7B22     INSTALLED ON A/C:   POS:      DATE REMOVED: 11/22/2019
SERIAL NUMBER: 889728    DATE INSTALLED:

HOURS AT INSTALLATION: 0:00     HOURS ON WING: 0:00      ENGINE TOTAL HOURS: 56156:09
CYCLES AT INSTALLATION: 0     CYCLES ON WING: 0     ENGINE TOTAL CYCLES: 29868

Position	Pn Description	Part Number	Serial Number	Limit Hours	Limit Cycles	Actual Hours		Actual Cycles	Remain Hours	Remain Cycles

NHA PN: CFM56-7B22 NHA SN: 889728
FAN	SPOOL - BOOSTER	340-000-816-0	DN870236	0	23600	9252 :	17	4577	0:00	19023
FAN	SHAFT ASSY - FAN	335-006-414-0	DN851225	0	30000	9252 :	17	4577	0:00	25423
FAN	DISK - FAN ASSY	340-000-420-0	PC398356	0	30000	9252 :	17	4577	0:00	25423
HPC	SPOOL ASSY - CPRSR ROTOR STAG	1588M89G03	GWN0J01H	0	20000	33158 :	09	14114	0:00	5886
HPC	SPOOL ASSY - CPRSR ROTOR STA	1558M31G07	GWN0JF29	0	20000	33158 :	09	14114	0:00	5886
HPC	DISK - STG 3	2116M23P01	XAEK4781	0	20000	33158 :	09	14114	0:00	5886
HPC	SHAFT - COMPRESSOR ROTOR	1386M56P03	GWN0JG00	0	20000	33158 :	09	14114	0:00	5886
HPC	SEAL - ROTATING AIR REAR	1523M35P01	GFF5ECCP	0	20000	33158 :	09	14114	0:00	5886
HPT	SHAFT - HPT ROTOR FRONT	1873M73P01	XAEH2627	0	20000	33158 :	09	14114	0:00	5886
HPT	SEAL - ROTATING AIR HPT FRONT	1795M36P02	TMTNM905	0	20000	33158 :	09	14114	0:00	5886
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HPT	DISK - HPT ROTOR (80 BLADE CON	1498M43P06	GWN0JJ2N	0	20000	33158 :	09	14114	0:00	5886
HPT	SHAFT - HPT REAR	1864M90P04	DED78360	0	20000	33158 :	09	14114	0:00	5886
LPT	SUPPORT - RTR LPT	340-301-702-0	DV109144	0	25000	9252 :	17	4577	0:00	20423
LPT	DISK - LPT STG 1	336-001-804-0	PC448960	0	25000	9252 :	17	4577	0:00	20423
LPT	SHAFT - LPT	340-074-723-0	PC415075	0	25000	9252 :	17	4577	0:00	20423
LPT	DISK - LPT STG 2	336-001-909-0	PC413659	0	25000	9252 :	17	4577	0:00	20423
LPT	DISK - LPT STG 4	336-002-105-0	PC454227	0	25000	9252 :	17	4577	0:00	20423

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Print Date: 11/22/2019
Page: 2 of 2
PART NUMBER: CFM56-7B22   INSTALLED ON A/C:     POS:    DATE REMOVED: 11/22/2019
SERIAL NUMBER: 889728  DATE INSTALLED:

HOURS AT INSTALLATION: 0:00     HOURS ON WING: 0:00     ENGINE TOTAL HOURS: 56156:09
CYCLES AT INSTALLATION: 0     CYCLES ON WING: 0       ENGINE TOTAL CYCLES: 29868

Position	Pn Description	Part Number	Serial Number	Limit Hours	Limit Cycles	Actual Hours		Actual Cycles	Remain Hours	Remain Cycles

NHA PN: CFM56-7B22 NHA SN: 889728
LPT	DISK - LPT STG 3	336-002-006-0	PC410852	0	25000	9252 :	17	4577	0 : 00	20423

LOS_ANGELES/#61599.3

Appendix B
Annex 3 – Conditions Precedent
1.. With respect to the relevant Engine Package, Lessor shall have received the following:
        (a) Lease Agreement and, if required thereby, an Acceptance Certificate, each executed and delivered by Lessee in accordance with the Agreement;
        (b) the insurance documentation required by 8.2.1 of the Agreement.
2. Unless otherwise agreed by Lessor, evidence in a priority search certificate from the International Registry that the international interest constituted by this Agreement has been duly registered.
3. No event or circumstance which constitutes, or with the fulfillment of conditions would constitute, an Event of Default under the Agreement subsists on the Commencement Date under the Lease Agreement.

18348620v1

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